Exhibit 5.01

SILVESTRE LAW GROUP, P.C.

2629 Townsgate Road, Suite 215

Westlake Village, CA 91362

(818) 597-7552

Fax (805) 553-9783

September 16, 2020

Seneca Biopharma, Inc.

20271 Goldenrod Lane

Germantown, MD, 20876

Ladies and Gentlemen:

We have acted as legal counsel to Seneca Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with two prospectuses, which form part of the Registration Statement: a base prospectus (the “Base Prospectus”); and a prospectus relating to the resale from time to time by the selling shareholders identified in the prospectus (the “Resale Prospectus”) of an aggregate of 1,757,704 shares of common stock, par value $0.01 per share (the “Warrant Exercise Shares”) underlying the following warrants (collectively, the “Outstanding Warrants”): (i) 26,263 warrants issued in our May 6, 2016 underwritten offering, each having an exercise price of $0.90 per share, expiring on May 6, 2021; (ii) 10,386 warrants issued in our May 14, 2016 private placement, each having an exercise price of $0.90 per share, expiring on May 14, 2021; (iii) 112,500 warrants issued in our August 1, 2017 underwritten offering, each having an exercise price of $0.90 per share, expiring on August 1,2024; (iv) 150,000 warrants issued in our October 29, 2018 registered offering and private placement, each having an exercise price of $15.00 per share, expiring on April 29, 2024; (v) 9,000 warrants issued to placement agents as compensation in our October 2018 offering, each having an exercise price of $17.50 per share, expiring on October 25, 2023; (vi) 413,666 Series M warrants issued in our July 31, 2019 underwritten offering, each having an exercise price of $2.70 per share, expiring on December 31, 2020; (vii) 413,666 Series N warrants issued in our July 2019 offering, each having an exercise price of $2.70 per share, expiring on July 30, 2024; (viii) 222,223 warrants issued to underwriters as compensation in our July 2019 offering, each having an exercise price of $3.375 per share, expiring on July 25, 2024; and (ix) 400,000 warrants issued to placement agents as compensation in our May 27, 2020 offering, each having an exercise price of $1.25 per share, expiring on May 22, 2025.

The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Resale Prospectus, will provide for the registration by the Company of the following:

(i)	shares of common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements)

(ii)	the Warrant Exercise Shares;

(iii)	shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements);

SILVESTRE LAW GROUP, P.C.

(iv)	warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”), issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements);

(v)	rights to purchase Common Stock, Preferred Stock or other securities (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”), issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements);

(vi)	purchase contracts, including contracts obligating holders to purchase from the Company and for the Company to sell to such holders, or obligating the Company to purchase from holders and for such holders to sell to the Company, a specific or variable number of shares of Common Stock, Preferred Stock, Warrants or Rights, securities of an entity unaffiliated with the Company, other property, or any combination thereof, at a future date or dates (each, a “Purchase Contract”), issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements); and

(vii)	units comprised of one or more shares of Common Stock, shares of Preferred Stock, Rights, Purchase Contracts and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”), issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements).

The Common Stock, the Preferred Stock, the Warrants, the Rights, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.” The Registration Statement relates to the registration of the Securities and the Warrant Exercise Shares are being registered for offer and sale by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered will be $100,000,000 and the aggregate public offering price of the Warrant Exercise Shares being registered will be $6,025,533.13, subject to adjustment for price protection provisions contained therein. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s amended and restated certificate of incorporation (“Certificate of Incorporation”) and bylaws (“Bylaws”), each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

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SILVESTRE LAW GROUP, P.C.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and the Warrant Exercise Shares. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Warrant Agreement, Rights Agreement and Unit Agreement will be duly authorized, executed, and delivered by the warrant agent, rights agent and unit agent, respectively, thereunder and the Purchase Contracts will be duly authorized, executed, and delivered by the other parties thereto. With respect to our opinion as to the Common Stock and securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Purchase Contracts, Preferred Stock, Warrants or Rights exercisable for Common Stock or any Units of such Securities) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Warrant Exercise Shares to be issued upon exercise of the Outstanding Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Exercise Shares, of the Company and/or adjustments to outstanding securities, including the Outstanding Warrants, of the Company may cause the Outstanding Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price of the Outstanding Warrants will not be adjusted to an amount below the par value per share of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Purchase Contracts, Warrants or Rights exercisable for Preferred Stock or any Units of such Securities) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants, Rights, Purchase Contracts and Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement, Purchase Contract and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

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SILVESTRE LAW GROUP, P.C.

Our opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of California. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Common Stock under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Warrant Exercise Shares when issued and paid for in accordance with the Outstanding Warrants and as contemplated in the Registration Statement and the Resale Prospectus, the Warrant Exercise Shares will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate certificate or certificates of amendment or designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

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SILVESTRE LAW GROUP, P.C.

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute binding obligations of the Company.

5. With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any rights certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute binding obligations of the Company.

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SILVESTRE LAW GROUP, P.C.

6. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Purchase Contracts have been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Purchase Contracts are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Purchase Contracts in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contracts and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Purchase Contracts have been duly executed, countersigned, issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Purchase Contracts will constitute binding obligations of the Company.

7. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute binding obligations of the Company.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SILVESTRE LAW GROUP, PC

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